As filed with the Securities and Exchange Commission on October 7, 2016

Registration No. 333-214024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Communications Operating, LLC

and

Charter Communications Operating Capital Corp.

(Exact name of registrants as specified in their charters)

CCO Holdings, LLC*

(Exact name of registrant guarantor as specified in its charter)

Delaware	4841	43-1843260
Delaware	4841	20-1044453
Delaware	4841	86-1067239
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrants’ and registrant guarantor’s principal executive offices)

Richard R. Dykhouse

Executive Vice President, General Counsel and Corporate Secretary

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

*	The companies listed below in the Table of Additional Registrant Guarantors are also included in this Registration Statement on Form S-4 as additional Registrant Guarantors.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1), (2)(3)
3.579% Senior Secured Notes due 2020	$2,000,000,000	100%	$2,000,000,000	$231,800
4.464% Senior Secured Notes due 2022	$3,000,000,000	100%	$3,000,000,000	$347,700
4.908% Senior Secured Notes due 2025	$4,500,000,000	100%	$4,500,000,000	$521,550
6.384% Senior Secured Notes due 2035	$2,000,000,000	100%	$2,000,000,000	$231,800
6.484% Senior Secured Notes due 2045	$3,500,000,000	100%	$3,500,000,000	$405,650
6.834% Senior Secured Notes due 2055	$500,000,000	100%	$500,000,000	$57,950
Guarantees of 3.579% Senior Secured Notes due 2020(4)	n/a	n/a	n/a	—
Guarantees of 4.464% Senior Secured Notes due 2022(4)	n/a	n/a	n/a	—
Guarantees of 4.908% Senior Secured Notes due 2025(4)	n/a	n/a	n/a	—
Guarantees of 6.384% Senior Secured Notes due 2035(4)	n/a	n/a	n/a	—
Guarantees of 6.484% Senior Secured Notes due 2045(4)	n/a	n/a	n/a	—
Guarantees of 6.834% Senior Secured Notes due 2055(4)	n/a	n/a	n/a	—
Total	$15,500,000,000	—	—	$1,796,450

(1)	The amount of the registration fee paid herewith was calculated, pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees.
(3)	These fees were previously paid with the original filing of this Registration Statement.
(4)	Guaranteed by CCO Holdings, LLC and the additional Registrant Guarantors listed in the table below.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Charter Communications Operating, LLC will guarantee the notes issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Charter Communications Operating, LLC, 400 Atlantic Street, Stamford, Connecticut 06901, (203) 905-7801. The primary standard industrial classification number for each of these additional Registrant Guarantors is 4841.

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

AdCast North Carolina Cable Advertising, LLC	Delaware	06-1611033

Alabanza LLC	Delaware	26-0665775

America’s Job Exchange LLC	Delaware	14-1850188

American Cable Entertainment Company, LLC	Delaware	06-1504934

Athens Cablevision, LLC	Delaware	38-2725702

BHN Home Security Services, LLC	Delaware	26-2831653

BHN Spectrum Investments, LLC	Delaware	20-8141882

Bresnan Broadband Holdings, LLC	Delaware	13-4119839

Bresnan Broadband of Colorado, LLC	Colorado	35-2403834

Bresnan Broadband of Montana, LLC	Montana	32-0334681

Bresnan Broadband of Utah, LLC	Utah	30-0667318

Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737

Bresnan Communications, LLC	Delaware	90-0664229

Bresnan Digital Services, LLC	Delaware	38-3833973

Bresnan Microwave of Montana, LLC	Delaware	36-4691716

Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201

Bright House Networks Information Services (California), LLC	Delaware	20-1544390

Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339

Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486

Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302

Bright House Networks, LLC	Delaware	02-0636401

Cable Equities Colorado, LLC	Delaware	84-1000716

Cable Equities of Colorado Management LLC	Delaware	84-1004751

CC 10, LLC	Delaware	11-3546155

CC Fiberlink, LLC	Delaware	43-1928509

CC Michigan, LLC	Delaware	13-4029981

CC Systems, LLC	Delaware	43-1925731

CC V Holdings, LLC	Delaware	13-4029965

CC VI Fiberlink, LLC	Delaware	20-0310684

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

CC VI Operating Company, LLC	Delaware	43-1864760

CC VII Fiberlink, LLC	Delaware	20-0310704

CC VIII Fiberlink, LLC	Delaware	20-0310844

CC VIII Holdings, LLC	Delaware	38-2558446

CC VIII Operating, LLC	Delaware	38-2558446

CC VIII, LLC	Delaware	13-4081498

CCO Fiberlink, LLC	Delaware	20-0310854

CCO Holdco Transfers VII, LLC	Delaware	47-0970548

CCO LP, LLC	Delaware	47-0981326

CCO NR Holdings, LLC	Delaware	86-1067241

CCO Purchasing, LLC	Delaware	43-1864759

CCO SoCal I, LLC	Delaware	80-0732570

CCO SoCal II, LLC	Delaware	90-0732400

CCO SoCal Vehicles, LLC	Delaware	45-2868853

CCO Transfers, LLC	Delaware	47-0970631

Charter Advanced Services (AL), LLC	Delaware	32-0400319

Charter Advanced Services (CA), LLC	Delaware	80-0890397

Charter Advanced Services (CO), LLC	Delaware	32-0415082

Charter Advanced Services (CT), LLC	Delaware	80-0890773

Charter Advanced Services (GA), LLC	Delaware	38-3897585

Charter Advanced Services (IL), LLC	Delaware	46-1988793

Charter Advanced Services (IN), LLC	Delaware	47-1023144

Charter Advanced Services (KY), LLC	Delaware	47-1034561

Charter Advanced Services (LA), LLC	Delaware	90-0932382

Charter Advanced Services (MA), LLC	Delaware	30-0762559

Charter Advanced Services (MD), LLC	Delaware	81-1622833

Charter Advanced Services (MI), LLC	Delaware	38-3897532

Charter Advanced Services (MN), LLC	Delaware	32-0400643

Charter Advanced Services (MO), LLC	Delaware	32-0400433

Charter Advanced Services (MS), LLC	Delaware	61-1722677

Charter Advanced Services (MT), LLC	Delaware	32-0414720

Charter Advanced Services (NC), LLC	Delaware	80-0891281

Charter Advanced Services (NE), LLC	Delaware	90-0932594

Charter Advanced Services (NH), LLC	Delaware	30-0763042

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Charter Advanced Services (NV), LLC	Delaware	30-0762819

Charter Advanced Services (NY), LLC	Delaware	36-4752850

Charter Advanced Services (OH), LLC	Delaware	47-1022897

Charter Advanced Services (OR), LLC	Delaware	61-1704031

Charter Advanced Services (PA), LLC	Delaware	47-1022857

Charter Advanced Services (SC), LLC	Delaware	46-1943109

Charter Advanced Services (TN), LLC	Delaware	80-0890880

Charter Advanced Services (TX), LLC	Delaware	46-1943601

Charter Advanced Services (UT), LLC	Delaware	46-3166882

Charter Advanced Services (VA), LLC	Delaware	90-0933316

Charter Advanced Services (VT), LLC	Delaware	90-0932933

Charter Advanced Services (WA), LLC	Delaware	80-0891340

Charter Advanced Services (WI), LLC	Delaware	46-1943751

Charter Advanced Services (WV), LLC	Delaware	47-1034638

Charter Advanced Services (WY), LLC	Delaware	38-3911344

Charter Advanced Services VIII (MI), LLC	Delaware	35-2466192

Charter Advanced Services VIII (MN), LLC	Delaware	90-0932548

Charter Advanced Services VIII (WI), LLC	Delaware	46-1943928

Charter Advertising of Saint Louis, LLC	Delaware	43-1475682

Charter Cable Operating Company, LLC	Delaware	75-2775557

Charter Cable Partners, LLC	Delaware	75-2775562

Charter Communications Entertainment I, LLC	Delaware	43-1720016

Charter Communications Entertainment II, LLC	Delaware	43-1720017

Charter Communications Entertainment, LLC	Delaware	43-1723475

Charter Communications of California, LLC	Delaware	47-0989093

Charter Communications Properties LLC	Delaware	43-1792671

Charter Communications Ventures, LLC	Delaware	43-1901566

Charter Communications VI, L.L.C.	Delaware	43-1854208

Charter Communications VII, LLC	Delaware	43-1867193

Charter Communications, LLC	Delaware	43-1659860

Charter Distribution, LLC	Delaware	74-3089287

Charter Fiberlink – Alabama, LLC	Delaware	20-0193389

Charter Fiberlink – Georgia, LLC	Delaware	20-0193674

Charter Fiberlink - Illinois, LLC	Delaware	43-1943035

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084

Charter Fiberlink – Michigan, LLC	Delaware	43-1875389

Charter Fiberlink – Missouri, LLC	Delaware	43-1928511

Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765

Charter Fiberlink – Pennsylvania, LLC	Delaware	20-0258623

Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707

Charter Fiberlink AR-CCVII, LLC	Delaware	20-0709081

Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040

Charter Fiberlink CC VIII, LLC	Delaware	43-1793439

Charter Fiberlink CCO, LLC	Delaware	43-1876029

Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366

Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283

Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357

Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405

Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604

Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514

Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139

Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827

Charter Fiberlink OH-CCO, LLC	Delaware	20-0709711

Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232

Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037

Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038

Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822

Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644

Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261

Charter Helicon, LLC	Delaware	43-1855018

Charter Home Security, LLC	Delaware	47-1496418

Charter Leasing Holding Company, LLC	Delaware	47-4669203

Charter Leasing of Wisconsin, LLC	Delaware	47-4657690

Charter RMG, LLC	Delaware	43-1854203

Charter Stores FCN, LLC	Delaware	03-0475570

Charter Video Electronics, LLC	Delaware	39-1029927

DukeNet Communications Holdings, LLC	Delaware	27-2958210

DukeNet Communications, LLC	Delaware	27-2985707

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Falcon Cable Communications, LLC	Delaware	52-2095705

Falcon Cable Media, a California Limited Partnership	California	95-4455189

Falcon Cable Systems Company II, L.P.	California	95-4582801

Falcon Cablevision, a California Limited Partnership	California	95-4455183

Falcon Community Cable, L.P.	Delaware	95-4455187

Falcon Community Ventures I Limited Partnership	California	95-4455185

Falcon First Cable of the Southeast, LLC	Delaware	95-4258089

Falcon First, LLC	Delaware	95-4258093

Falcon Telecable, a California Limited Partnership	California	95-4455179

Falcon Video Communications, L.P.	Delaware	95-4375518

Helicon Partners I, L.P.	Delaware	22-3337392

Hometown T.V., LLC	Delaware	14-1749551

HPI Acquisition Co. LLC	Delaware	22-3441341

ICI Holdings, LLC	Delaware	13-4074206

Insight Blocker LLC	Delaware	81-2564976

Insight Capital LLC	Delaware	13-4079679

Insight Communications Company, L.P.	Delaware	13-3290944

Insight Communications Midwest, LLC	Delaware	13-4013377

Insight Communications of Central Ohio, LLC	Delaware	13-4017803

Insight Communications of Kentucky, L.P.	Delaware	94-3291448

Insight Interactive, LLC	Delaware	52-2200721

Insight Kentucky Capital, LLC	Delaware	13-4079233

Insight Kentucky Partners I, L.P.	Delaware	94-3291839

Insight Kentucky Partners II, L.P.	Delaware	94-3291449

Insight Midwest Holdings, LLC	Delaware	13-4147884

Insight Midwest, L.P.	Delaware	13-4079232

Insight Phone of Indiana, LLC	Delaware	30-0022765

Insight Phone of Kentucky, LLC	Delaware	30-0022773

Insight Phone of Ohio, LLC	Delaware	20-1397428

Interactive Cable Services, LLC	Delaware	01-0629142

Interlink Communications Partners, LLC	Delaware	84-1437911

Intrepid Acquisition LLC	Delaware	76-0732702

Long Beach, LLC	Delaware	43-1831549

Marcus Cable Associates, L.L.C.	Delaware	75-2775560

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Marcus Cable of Alabama, L.L.C.	Delaware	43-1548562

Marcus Cable, LLC	Delaware	75-2569103

Midwest Cable Communications, LLC	Delaware	41-0963108

NaviSite LLC	Delaware	52-2137343

New Wisconsin Procurement LLC	Delaware	81-2593009

Oceanic Time Warner Cable LLC	Delaware	45-4593273

Parity Assets LLC	Delaware	45-4854395

Peachtree Cable TV, L.P.	Delaware	None

Peachtree Cable TV, LLC	Delaware	43-1943639

Phone Transfers (AL), LLC	Delaware	47-0982109

Phone Transfers (CA), LLC	Delaware	47-0988500

Phone Transfers (GA), LLC	Delaware	47-0984230

Phone Transfers (NC), LLC	Delaware	47-0988629

Phone Transfers (TN), LLC	Delaware	47-0994648

Phone Transfers (VA), LLC	Delaware	47-0999732

Renaissance Media LLC	Delaware	14-1800030

Rifkin Acquisition Partners, LLC	Delaware	84-1317714

Robin Media Group, LLC	Delaware	54-1342676

Scottsboro TV Cable, LLC	Delaware	38-2691210

The Helicon Group, L.P.	Delaware	22-3248703

Time Warner Cable Business LLC	Delaware	35-2466312

Time Warner Cable Enterprises LLC	Delaware	45-4854395

Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409

Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232

Time Warner Cable Information Services (California), LLC	Delaware	20-0162970

Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439

Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993

Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896

Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576

Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562

Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009

Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430

Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576

Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102

Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031

Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251

Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759

Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091

Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978

Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234

Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203

Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449

Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607

Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480

Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795

Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157

Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738

Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377

Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308

Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685

Time Warner Cable International LLC	Delaware	32-0423657

Time Warner Cable Internet Holdings III LLC	Delaware	30-0800781

Time Warner Cable Internet Holdings LLC	Delaware	80-0845781

Time Warner Cable Internet LLC	Delaware	13-4008284

Time Warner Cable, LLC	Delaware	81-2545593

Time Warner Cable Media LLC	Delaware	27-4633156

Time Warner Cable Midwest LLC	Delaware	45-4593320

Time Warner Cable New York City LLC	Delaware	45-4593291

Time Warner Cable Northeast LLC	Delaware	45-4593341

Time Warner Cable Pacific West LLC	Delaware	45-4593361

Time Warner Cable Services LLC	Delaware	61-1446887

Time Warner Cable Southeast LLC	Delaware	45-4608839

Time Warner Cable Sports LLC	Delaware	45-1560066

Time Warner Cable Texas LLC	Delaware	45-4608769

TWC Administration LLC	Delaware	90-0882471

TWC Communications, LLC	Delaware	35-2205910

TWC Digital Phone LLC	Delaware	26-0354307

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

TWC Media Blocker LLC	Delaware	81-2620702

TWC News and Local Programming Holdco LLC	Delaware	45-4275480

TWC News and Local Programming LLC	Delaware	45-1560311

TWC Regional Sports Network I LLC	Delaware	45-1560617

TWC Security LLC	Delaware	27-3884185

TWC SEE Holdco LLC	Delaware	20-5421447

TWC Wireless LLC	Delaware	20-3364329

TWC/Charter Dallas Cable Advertising, LLC	Delaware	26-2980350

TWC/Charter Green Bay Cable Advertising, LLC	Delaware	20-4932897

TWC/Charter Los Angeles Cable Advertising, LLC	Delaware	26-1900064

TWCIS Holdco LLC	Delaware	27-3481972

Vista Broadband Communications, LLC	Delaware	52-2085522

VOIP Transfers (AL), LLC	Delaware	47-0999828

VOIP Transfers (CA), LLC	Delaware	47-1000086

VOIP Transfers (GA), LLC	Delaware	47-0999989

VOIP Transfers (NC), LLC	Delaware	47-1010918

VOIP Transfers (TN), LLC	Delaware	47-1010858

VOIP Transfers (VA), LLC	Delaware	47-1011025

Wisconsin Procurement Holdco LLC	Delaware	81-2603589

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 is being filed for the sole purpose of filing additional exhibits to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware

Each of Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC, AdCast North Carolina Cable Advertising, LLC, Alabanza LLC, America’s Job Exchange LLC, American Cable Entertainment Company, LLC, Athens Cablevision, LLC, BHN Home Security Services, LLC, BHN Spectrum Investments, LLC, Bresnan Broadband Holdings, LLC, Bresnan Broadband of Colorado, LLC, Bresnan Communications, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, Cable Equities Colorado, LLC, Cable Equities of Colorado Management LLC, CC 10, LLC, CC Fiberlink, LLC, CC Michigan, LLC, CC Systems, LLC, CC V Holdings, LLC, CC VI Fiberlink, LLC, CC VI Operating Company, LLC, CC VII Fiberlink, LLC, CC VIII Fiberlink, LLC, CC VIII Holdings, LLC, CC VIII Operating, LLC, CC VIII, LLC, CCO Fiberlink, LLC, CCO Holdco Transfers VII, LLC, CCO LP, LLC, CCO NR Holdings, LLC, CCO Purchasing, LLC, CCO SoCal I, LLC, CCO SoCal II, LLC, CCO SoCal Vehicles, LLC, CCO Transfers, LLC, Charter Advanced Services (AL), LLC, Charter Advanced Services (CA), LLC, Charter Advanced Services (CO), LLC, Charter Advanced Services (CT), LLC, Charter Advanced Services (GA), LLC, Charter Advanced Services (IL), LLC, Charter Advanced Services (IN), LLC, Charter Advanced Services (KY), LLC, Charter Advanced Services (LA), LLC, Charter Advanced Services (MA), LLC, Charter Advanced Services (MD), LLC, Charter Advanced Services (MI), LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services (MS), LLC, Charter Advanced Services (MT), LLC, Charter Advanced Services (NC), LLC, Charter Advanced Services (NE), LLC, Charter Advanced Services (NH), LLC, Charter Advanced Services (NV), LLC, Charter Advanced Services (NY), LLC, Charter Advanced Services (OH), LLC, Charter Advanced Services (OR), LLC, Charter Advanced Services (PA), LLC, Charter Advanced Services (SC), LLC, Charter Advanced Services (TN), LLC, Charter Advanced Services (TX), LLC, Charter Advanced Services (UT), LLC, Charter Advanced Services (VA), LLC, Charter Advanced Services (VT), LLC, Charter Advanced Services (WA), LLC, Charter Advanced Services (WI), LLC, Charter Advanced Services (WV), LLC, Charter Advanced Services (WY), LLC, Charter Advanced Services VIII (MI), LLC, Charter Advanced Services VIII (MN), LLC, Charter Advanced Services VIII (WI), LLC, Charter Advertising of Saint Louis, LLC, Charter Cable Operating Company, LLC, Charter Cable Partners, LLC, Charter Communications Entertainment I, LLC, Charter Communications Entertainment II, LLC, Charter Communications Entertainment, LLC, Charter Communications of California, LLC, Charter Communications Properties LLC, Charter Communications Ventures, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink - Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Pennsylvania, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink AR-CCVII, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OH-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Home Security, LLC, Charter Leasing Holding Company, LLC, Charter Leasing of Wisconsin, LLC, Charter RMG, LLC, Charter Stores FCN, LLC, Charter Video Electronics, LLC, DukeNet Communications Holdings, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Falcon

Community Cable, L.P., Falcon First Cable of the Southeast, LLC, Falcon First, LLC, Falcon Video Communications, L.P., Helicon Partners I, L.P., Hometown T.V., LLC, HPI Acquisition Co. LLC, ICI Holdings, LLC, Insight Blocker LLC, Insight Capital LLC, Insight Communications Company, L.P., Insight Communications Midwest, LLC, Insight Communications of Central Ohio, LLC, Insight Communications of Kentucky, L.P., Insight Interactive, LLC, Insight Kentucky Capital, LLC, Insight Kentucky Partners I, L.P., Insight Kentucky Partners II, L.P., Insight Midwest Holdings, LLC, Insight Midwest, L.P., Insight Phone of Indiana, LLC, Insight Phone of Kentucky, LLC, Insight Phone of Ohio, LLC, Interactive Cable Services, LLC, Interlink Communications Partners, LLC, Intrepid Acquisition LLC, Long Beach, LLC, Marcus Cable Associates, L.L.C., Marcus Cable of Alabama, L.L.C., Marcus Cable, LLC, Midwest Cable Communications, LLC, NaviSite LLC, New Wisconsin Procurement LLC, Oceanic Time Warner Cable LLC, Parity Assets LLC, Peachtree Cable TV, L.P., Peachtree Cable TV, LLC, Phone Transfers (AL), LLC, Phone Transfers (CA), LLC, Phone Transfers (GA), LLC, Phone Transfers (NC), LLC, Phone Transfers (TN), LLC, Phone Transfers (VA), LLC, Renaissance Media LLC, Rifkin Acquisition Partners, LLC, Robin Media Group, LLC, Scottsboro TV Cable, LLC, The Helicon Group, L.P., Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable International LLC, Time Warner Cable Internet Holdings III LLC, Time Warner Cable Internet Holdings LLC, Time Warner Cable Internet LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable Midwest LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, Time Warner Cable Pacific West LLC, Time Warner Cable Services LLC, Time Warner Cable Southeast LLC, Time Warner Cable Sports LLC, Time Warner Cable Texas LLC, TWC Administration LLC, TWC Communications, LLC, TWC Digital Phone LLC, TWC Media Blocker LLC, TWC News and Local Programming Holdco LLC, TWC News and Local Programming LLC, TWC Regional Sports Network I LLC, TWC Security LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Dallas Cable Advertising, LLC, TWC/Charter Green Bay Cable Advertising, LLC, TWC/Charter Los Angeles Cable Advertising, LLC, TWCIS Holdco LLC, Vista Broadband Communications, LLC, VOIP Transfers (AL), LLC, VOIP Transfers (CA), LLC, VOIP Transfers (GA), LLC, VOIP Transfers (NC), LLC, VOIP Transfers (TN), LLC,VOIP Transfers (VA), LLC and Wisconsin Procurement Holdco LLC, is formed or incorporated under the laws of the State of Delaware.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The certificates of formation of CC VIII Operating, LLC, CC VIII, LLC, Falcon First Cable of the Southeast, LLC, Falcon First, LLC and Insight Capital LLC provide for indemnification of all persons who may be indemnified under Section 18-108 of the Delaware Limited Liability Company Act to the fullest extent permitted by such section.

The limited liability company agreements of Charter Communications Operating, LLC, CCO Holdings, LLC, AdCast North Carolina Cable Advertising, LLC, Alabanza LLC, America’s Job Exchange LLC, American Cable Entertainment Company, LLC, Athens Cablevision, LLC, BHN Home Security Services, LLC, BHN Spectrum Investments, LLC, Bresnan Broadband Holdings, LLC, Bresnan Broadband of Colorado, LLC, Bresnan Communications, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, Cable Equities Colorado, LLC, Cable Equities of Colorado Management LLC, CC 10, LLC, CC Fiberlink, LLC, CC Michigan, LLC, CC Systems, LLC, CC V Holdings, LLC, CC VI Fiberlink, LLC, CC VI Operating Company, LLC, CC VII Fiberlink, LLC, CC VIII Fiberlink, LLC, CC VIII Holdings, LLC, CC VIII Operating, LLC, CCO Fiberlink, LLC, CCO Holdco Transfers VII, LLC, CCO LP, LLC, CCO NR Holdings, LLC, CCO Purchasing, LLC, CCO SoCal I, LLC, CCO SoCal II, LLC, CCO SoCal Vehicles, LLC, CCO Transfers, LLC, Charter Advanced Services (AL), LLC, Charter Advanced Services (CA), LLC, Charter Advanced Services (CO), LLC, Charter Advanced Services (CT), LLC, Charter Advanced Services (GA), LLC, Charter Advanced Services (IL), LLC, Charter Advanced Services (IN), LLC, Charter Advanced Services (KY), LLC, Charter Advanced Services (LA), LLC, Charter Advanced Services (MA), LLC, Charter Advanced Services (MD), LLC, Charter Advanced Services (MI), LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services (MS), LLC, Charter Advanced Services (MT), LLC, Charter Advanced Services (NC), LLC, Charter Advanced Services (NE), LLC, Charter Advanced Services (NH), LLC, Charter Advanced Services (NV), LLC, Charter Advanced Services (NY), LLC, Charter Advanced Services (OH), LLC, Charter Advanced Services (OR), LLC, Charter Advanced Services (PA), LLC, Charter Advanced Services (SC), LLC, Charter Advanced Services (TN), LLC, Charter Advanced Services (TX), LLC, Charter Advanced Services (UT), LLC, Charter Advanced Services (VA), LLC, Charter Advanced Services (VT), LLC, Charter Advanced Services (WA), LLC, Charter Advanced Services (WI), LLC, Charter Advanced Services (WV), LLC, Charter Advanced Services (WY), LLC, Charter Advanced Services VIII (MI), LLC, Charter Advanced Services VIII (MN), LLC, Charter Advanced Services VIII (WI), LLC, Charter Advertising of Saint Louis, LLC, Charter Cable Operating Company, LLC, Charter Cable Partners, LLC, Charter Communications Entertainment I, LLC, Charter Communications Entertainment II, LLC, Charter Communications Entertainment, LLC, Charter Communications of California, LLC, Charter Communications Properties LLC, Charter Communications Ventures, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink - Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Pennsylvania, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink AR-CCVII, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OH-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Home Security, LLC, Charter Leasing Holding Company, LLC, Charter Leasing of Wisconsin, LLC, Charter RMG, LLC, Charter Stores FCN, LLC, Charter Video Electronics, LLC, DukeNet Communications Holdings, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Falcon First Cable of the Southeast, LLC, Falcon First, LLC, Hometown T.V., LLC, HPI Acquisition Co. LLC, ICI Holdings, LLC, Insight Blocker LLC, Insight Capital LLC, Insight Communications Midwest, LLC, Insight Communications of Central Ohio, LLC, Insight Interactive, LLC, Insight Kentucky Capital, LLC, Insight

Midwest Holdings, LLC, Insight Phone of Indiana, LLC, Insight Phone of Kentucky, LLC, Insight Phone of Ohio, LLC, Interactive Cable Services, LLC, Interlink Communications Partners, LLC, Intrepid Acquisition LLC, Long Beach, LLC, Marcus Cable Associates, L.L.C., Marcus Cable of Alabama, L.L.C., Marcus Cable, LLC, Midwest Cable Communications, LLC, NaviSite LLC, New Wisconsin Procurement LLC, Oceanic Time Warner Cable LLC, Parity Assets LLC, Peachtree Cable TV, LLC, Phone Transfers (AL), LLC, Phone Transfers (CA), LLC, Phone Transfers (GA), LLC, Phone Transfers (NC), LLC, Phone Transfers (TN), LLC, Phone Transfers (VA), LLC, Renaissance Media LLC, Rifkin Acquisition Partners, LLC, Robin Media Group, LLC, Scottsboro TV Cable, LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable International LLC, Time Warner Cable Internet Holdings III LLC, Time Warner Cable Internet Holdings LLC, Time Warner Cable Internet LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable Midwest LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, Time Warner Cable Pacific West LLC, Time Warner Cable Services LLC, Time Warner Cable Southeast LLC, Time Warner Cable Sports LLC, Time Warner Cable Texas LLC, TWC Administration LLC, TWC Communications, LLC, TWC Digital Phone LLC, TWC Media Blocker LLC, TWC News and Local Programming Holdco LLC, TWC News and Local Programming LLC, TWC Regional Sports Network I LLC, TWC Security LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Dallas Cable Advertising, LLC, TWC/Charter Los Angeles Cable Advertising, LLC, TWCIS Holdco LLC, Vista Broadband Communications, LLC, VOIP Transfers (AL), LLC, VOIP Transfers (CA), LLC, VOIP Transfers (GA), LLC, VOIP Transfers (NC), LLC, VOIP Transfers (TN), LLC, VOIP Transfers (VA), LLC and Wisconsin Procurement Holdco LLC (each, an “LLC”) provide that a member, a manager, a director, any officer, their respective affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable LLC, shall be indemnified and held harmless by such LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

The limited liability company agreement of CC VIII, LLC (“CC VIII”) provides that, to the extent permitted by applicable law, a member, a manager, a director, or an officer, their respective affiliates shall be entitled to indemnification from CC VIII for any loss, damage, or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of, or in connection with the business and affairs of, CC VIII and in a manner reasonably believed to be within the scope of authority conferred on such person; provided that any such indemnity shall be provided out of and to the extent of CC VIII’s assets only.

The limited liability company agreement of TWC/Charter Green Bay Cable Advertising, LLC (“Green Bay”) provides that Green Bay shall indemnify the members and their respective affiliates, shareholders, partners, members, employees, officers and directors, for, and hold them harmless from, any liability, whether civil or criminal, and any loss, damage, or expense, including reasonable attorneys’ fees, to the extent that such arise from and are the result of the ordinary and proper conduct of Green Bay’s business and the preservation of its business and property, or arise by reason of the fact that such person is or was a member or an officer, director or employee thereof; provided the member or person to be indemnified acted in good faith. The obligation of Green Bay to indemnify the members or any other person shall be satisfied out of Green Bay’s assets only.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(iv)	for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of CCO Capital require it, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of CCO

Capital or is or was serving at the request of CCO Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of Falcon Community Cable, L.P., Falcon Video Communications, L.P., Helicon Partners I, L.P., Peachtree Cable TV, L.P., The Helicon Group, L.P., Insight Communications Company, L.P., Insight Communications of Kentucky, L.P., Insight Kentucky Partners I, L.P., Insight Kentucky Partners II, L.P. and Insight Midwest, L.P. (each, a “Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable Partnership, shall be indemnified and held harmless by such Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Colorado law.

Montana

Section 38-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Montana law.

Utah

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Utah law.

Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act permits a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

The Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Wyoming law.

California

The limited partnership agreements of Falcon Cable Media, a California Limited Partnership, Falcon Cable Systems Company II, L.P., Falcon Cablevision, a California Limited Partnership, Falcon Community Ventures I Limited Partnership and Falcon Telecable, a California Limited Partnership (each, a “California Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable California Partnership, shall be indemnified and held harmless by such California Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such California Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the California Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable California Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Section 15904.06 (Operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the Exhibit Index filed as part of this Registration Statement.

Financial Statement Schedules

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Fairfield, State of Connecticut, on October 7, 2016.

CHARTER COMMUNICATIONS OPERATING, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.,
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

CCO HOLDINGS, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

EACH OF THE ADDITIONAL REGISTRANT GUARANTORS NAMED ON THE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President—Finance, Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating, LLC, CCO Holdings, LLC and each of the additional Registrant Guarantors named on the Table of Additional Registrant Guarantors.

Signature	Title	Date

* Thomas M. Rutledge	President and Chief Executive Officer (Principal Executive Officer)	October 7, 2016

* Christopher L. Winfrey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2016

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	October 7, 2016

*By:	/s/ Kevin D. Howard
Kevin D. Howard
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Charter Communications Operating Capital Corp.

Signature	Title	Date

* Thomas M. Rutledge	President and Chief Executive Officer (Principal Executive Officer)	October 7, 2016

* Christopher L. Winfrey	Executive Vice President and Chief Financial Officer, Sole Director (Principal Financial Officer)	October 7, 2016

/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President—Finance, Controller and Chief Accounting Officer (Controller/Principal Accounting Officer)	October 7, 2016

*By:	/s/ Kevin D. Howard
Kevin D. Howard
Attorney-in-Fact

Exhibit Index

Exhibit	Description

2.1*	Agreement and Plan of Mergers, dated as of May 23, 2015, among Time Warner Cable Inc. (“TWC”), Charter Communications, Inc. (“Legacy Charter”), CCH I, LLC (now known as Charter Communications, Inc. “Charter”), and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to Charter’s Registration Statement on Form S-4 dated and filed with the SEC on June 25, 2015 (File No. 333-205240) (the “Merger Form S-4”))

2.2*	Contribution Agreement, dated as of March 31, 2015, as amended on May 23, 2015, by and among Legacy Charter, Charter, Advance/Newhouse Partnership (“A/N”) and certain other parties thereto (incorporated herein by reference to Exhibit 2.2 to the Merger Form S-4)

3.1**	Certificate of Formation of Charter Communications Operating, LLC

3.2**	Second Amended and Restated Limited Liability Company Agreement of Charter Communications Operating, LLC

3.3**	Amended and Restated Certificate of Incorporation of Charter Communications Operating Capital Corp.

3.4**	Bylaws of Charter Communications Operating Capital Corp.

3.5**	Certificate of Formation of CCO Holdings, LLC, as amended

3.6**	Second Amended and Restated Limited Liability Company Agreement of CCO Holdings, LLC

3.7**	Certificate of Formation of American Cable Entertainment Company, LLC

3.8**	Limited Liability Company Agreement of American Cable Entertainment Company, LLC, as amended and restated

3.9**	Certificate of Formation of Athens Cablevision, LLC

3.10**	Limited Liability Company Agreement of Athens Cablevision, LLC, as amended and restated

3.11**	Certificate of Formation of Bresnan Broadband Holdings, LLC

3.12**	Limited Liability Company Agreement of Bresnan Broadband Holdings, LLC, as amended and restated

3.13**	Certificate of Formation of Bresnan Broadband of Colorado, LLC

3.14**	Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC, as amended and restated

3.15**	Certificate of Formation of Bresnan Broadband of Montana, LLC

3.16**	Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC, as amended and restated

3.17**	Articles of Organization of Bresnan Broadband of Utah, LLC

3.18**	Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC, as amended and restated

3.19**	Articles of Organization of Bresnan Broadband of Wyoming, LLC

3.20**	Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC, as amended and restated

3.21**	Certificate of Formation of Bresnan Communications, LLC

3.22**	Limited Liability Company Agreement of Bresnan Communications, LLC, as amended and restated

3.23**	Certificate of Formation of Bresnan Digital Services, LLC

Exhibit	Description

3.24**	Limited Liability Company Agreement of Bresnan Digital Services, LLC, as amended and restated

3.25**	Certificate of Formation of Bresnan Microwave of Montana, LLC

3.26**	Limited Liability Company Agreement of Bresnan Microwave of Montana, LLC, as amended and restated

3.27**	Certificate of Formation of Cable Equities Colorado, LLC

3.28**	Limited Liability Company Agreement of Cable Equities Colorado, LLC, as amended and restated

3.29**	Certificate of Formation of Cable Equities of Colorado Management LLC

3.30**	Limited Liability Company Agreement of Cable Equities of Colorado Management LLC, as amended and restated

3.31**	Certificate of Formation of CC 10, LLC

3.32**	Limited Liability Company Agreement of CC 10, LLC, as amended and restated

3.33**	Certificate of Formation of CC Fiberlink, LLC

3.34**	Limited Liability Company Agreement of CC Fiberlink, LLC, as amended and restated

3.35**	Certificate of Formation of CC Michigan, LLC

3.36**	Limited Liability Company Agreement of CC Michigan, LLC, as amended and restated

3.37**	Certificate of Formation of CC Systems, LLC

3.38**	Limited Liability Company Agreement of CC Systems, LLC, as amended and restated

3.39**	Certificate of Formation of CC V Holdings, LLC

3.40**	Limited Liability Company Agreement of CC V Holdings, LLC, as amended and restated

3.41**	Certificate of Formation of CC VI Fiberlink, LLC

3.42**	Limited Liability Company Agreement of CC VI Fiberlink, LLC, as amended and restated

3.43**	Certificate of Formation of CC VI Operating Company, LLC

3.44**	Limited Liability Company Agreement of CC VI Operating Company, LLC, as amended and restated

3.45**	Certificate of Formation of CC VII Fiberlink, LLC

3.46**	Limited Liability Company Agreement of CC VII Fiberlink, LLC, as amended and restated

3.47**	Certificate of Formation of CC VIII Fiberlink, LLC

3.48**	Limited Liability Company Agreement of CC VIII Fiberlink, LLC, as amended and restated

3.49**	Certificate of Formation of CC VIII Holdings, LLC

3.50**	Limited Liability Company Agreement of CC VIII Holdings, LLC, as amended and restated

3.51**	Certificate of Formation of CC VIII Operating, LLC

3.52**	Limited Liability Company Agreement of CC VIII Operating, LLC, as amended and restated

3.53**	Certificate of Formation of CC VIII, LLC

3.54**	Limited Liability Company Agreement of CC VIII, LLC, as amended and restated

3.55**	Certificate of Formation of CCO Fiberlink, LLC

3.56**	Limited Liability Company Agreement of CCO Fiberlink, LLC, as amended and restated

Exhibit	Description

3.57**	Certificate of Formation of CCO Holdco Transfers VII, LLC

3.58**	Limited Liability Company Agreement of CCO Holdco Transfers VII, LLC, as amended and restated

3.59**	Certificate of Formation of CCO LP, LLC

3.60**	Limited Liability Company Agreement of CCO LP, LLC, as amended and restated

3.61**	Certificate of Formation of CCO NR Holdings, LLC

3.62**	Limited Liability Company Agreement of CCO NR Holdings, LLC, as amended and restated

3.63**	Certificate of Formation of CCO Purchasing, LLC

3.64**	Limited Liability Company Agreement of CCO Purchasing, LLC, as amended and restated

3.65**	Certificate of Formation of CCO SoCal I, LLC

3.66**	Limited Liability Company Agreement of CCO SoCal I, LLC, as amended and restated

3.67**	Certificate of Formation of CCO SoCal II, LLC

3.68**	Limited Liability Company Agreement of CCO SoCal II, LLC, as amended and restated

3.69**	Certificate of Formation of CCO SoCal Vehicles, LLC

3.70**	Limited Liability Company Agreement of CCO SoCal Vehicles, LLC, as amended and restated

3.71**	Certificate of Formation of CCO Transfers, LLC

3.72**	Limited Liability Company Agreement of CCO Transfers, LLC, as amended and restated

3.73**	Certificate of Formation of Charter Advanced Services (AL), LLC

3.74**	Limited Liability Company Agreement of Charter Advanced Services (AL), LLC, as amended and restated

3.75**	Certificate of Formation of Charter Advanced Services (CA), LLC

3.76**	Limited Liability Company Agreement of Charter Advanced Services (CA), LLC, as amended and restated

3.77**	Certificate of Formation of Charter Advanced Services (CO), LLC

3.78**	Limited Liability Company Agreement of Charter Advanced Services (CO), LLC, as amended and restated

3.79**	Certificate of Formation of Charter Advanced Services (CT), LLC

3.80**	Limited Liability Company Agreement of Charter Advanced Services (CT), LLC, as amended and restated

3.81**	Certificate of Formation of Charter Advanced Services (GA), LLC

3.82**	Limited Liability Company Agreement of Charter Advanced Services (GA), LLC, as amended and restated

3.83**	Certificate of Formation of Charter Advanced Services (IL), LLC

3.84**	Limited Liability Company Agreement of Charter Advanced Services (IL), LLC, as amended and restated

3.85**	Certificate of Formation of Charter Advanced Services (IN), LLC

Exhibit	Description

3.86**	Limited Liability Company Agreement of Charter Advanced Services (IN), LLC, as amended and restated

3.87**	Certificate of Formation of Charter Advanced Services (KY), LLC

3.88**	Limited Liability Company Agreement of Charter Advanced Services (KY), LLC, as amended and restated

3.89**	Certificate of Formation of Charter Advanced Services (LA), LLC

3.90**	Limited Liability Company Agreement of Charter Advanced Services (LA), LLC, as amended and restated

3.91**	Certificate of Formation of Charter Advanced Services (MA), LLC

3.92**	Limited Liability Company Agreement of Charter Advanced Services (MA), LLC, as amended and restated

3.93**	Certificate of Formation of Charter Advanced Services (MD), LLC

3.94**	Limited Liability Company Agreement of Charter Advanced Services (MD), LLC, as amended and restated

3.95**	Certificate of Formation of Charter Advanced Services (MI), LLC

3.96**	Limited Liability Company Agreement of Charter Advanced Services (MI), LLC, as amended and restated

3.97**	Certificate of Formation of Charter Advanced Services (MN), LLC

3.98**	Limited Liability Company Agreement of Charter Advanced Services (MN), LLC, as amended and restated

3.99**	Certificate of Formation of Charter Advanced Services (MO), LLC

3.100**	Limited Liability Company Agreement of Charter Advanced Services (MO), LLC, as amended and restated

3.101**	Certificate of Formation of Charter Advanced Services (MS), LLC

3.102**	Limited Liability Company Agreement of Charter Advanced Services (MS), LLC, as amended and restated

3.103**	Certificate of Formation of Charter Advanced Services (MT), LLC

3.104**	Limited Liability Company Agreement of Charter Advanced Services (MT), LLC, as amended and restated

3.105**	Certificate of Formation of Charter Advanced Services (NC), LLC

3.106**	Limited Liability Company Agreement of Charter Advanced Services (NC), LLC, as amended and restated

3.107**	Certificate of Formation of Charter Advanced Services (NE), LLC

3.108**	Limited Liability Company Agreement of Charter Advanced Services (NE), LLC, as amended and restated

3.109**	Certificate of Formation of Charter Advanced Services (NH), LLC

3.110**	Limited Liability Company Agreement of Charter Advanced Services (NH), LLC, as amended and restated

Exhibit	Description

3.111**	Certificate of Formation of Charter Advanced Services (NV), LLC

3.112**	Limited Liability Company Agreement of Charter Advanced Services (NV), LLC, as amended and restated

3.113**	Certificate of Formation of Charter Advanced Services (NY), LLC

3.114**	Limited Liability Company Agreement of Charter Advanced Services (NY), LLC, as amended and restated

3.115**	Certificate of Formation of Charter Advanced Services (OH), LLC

3.116**	Limited Liability Company Agreement of Charter Advanced Services (OH), LLC, as amended and restated

3.117**	Certificate of Formation of Charter Advanced Services (OR), LLC

3.118**	Limited Liability Company Agreement of Charter Advanced Services (OR), LLC, as amended and restated

3.119**	Certificate of Formation of Charter Advanced Services (PA), LLC

3.120**	Limited Liability Company Agreement of Charter Advanced Services (PA), LLC, as amended and restated

3.121**	Certificate of Formation of Charter Advanced Services (SC), LLC

3.122**	Limited Liability Company Agreement of Charter Advanced Services (SC), LLC, as amended and restated

3.123**	Certificate of Formation of Charter Advanced Services (TN), LLC

3.124**	Limited Liability Company Agreement of Charter Advanced Services (TN), LLC, as amended and restated

3.125**	Certificate of Formation of Charter Advanced Services (TX), LLC

3.126**	Limited Liability Company Agreement of Charter Advanced Services (TX), LLC, as amended and restated

3.127**	Certificate of Formation of Charter Advanced Services (UT), LLC

3.128**	Limited Liability Company Agreement of Charter Advanced Services (UT), LLC, as amended and restated

3.129**	Certificate of Formation of Charter Advanced Services (VA), LLC

3.130**	Limited Liability Company Agreement of Charter Advanced Services (VA), LLC, as amended and restated

3.131**	Certificate of Formation of Charter Advanced Services (VT), LLC

3.132**	Limited Liability Company Agreement of Charter Advanced Services (VT), LLC, as amended and restated

3.133**	Certificate of Formation of Charter Advanced Services (WA), LLC

3.134**	Limited Liability Company Agreement of Charter Advanced Services (WA), LLC, as amended and restated

3.135**	Certificate of Formation of Charter Advanced Services (WI), LLC

3.136**	Limited Liability Company Agreement of Charter Advanced Services (WI), LLC, as amended and restated

Exhibit	Description

3.137**	Certificate of Formation of Charter Advanced Services (WV), LLC

3.138**	Limited Liability Company Agreement of Charter Advanced Services (WV), LLC, as amended and restated

3.139**	Certificate of Formation of Charter Advanced Services (WY), LLC

3.140**	Limited Liability Company Agreement of Charter Advanced Services (WY), LLC, as amended and restated

3.141**	Certificate of Formation of Charter Advanced Services VIII (MI), LLC

3.142**	Limited Liability Company Agreement of Charter Advanced Services VIII (MI), LLC, as amended and restated

3.143**	Certificate of Formation of Charter Advanced Services VIII (MN), LLC

3.144**	Limited Liability Company Agreement of Charter Advanced Services VIII (MN), LLC, as amended and restated

3.145**	Certificate of Formation of Charter Advanced Services VIII (WI), LLC

3.146**	Limited Liability Company Agreement of Charter Advanced Services VIII (WI), LLC, as amended and restated

3.147**	Certificate of Formation of Charter Advertising of Saint Louis, LLC

3.148**	Limited Liability Company Agreement of Charter Advertising of Saint Louis, LLC, as amended and restated

3.149**	Certificate of Formation of Charter Cable Operating Company, LLC

3.150**	Limited Liability Company Agreement of Charter Cable Operating Company, LLC, as amended and restated

3.151**	Certificate of Formation of Charter Cable Partners, LLC

3.152**	Limited Liability Company Agreement of Charter Cable Partners, LLC, as amended and restated

3.153**	Certificate of Formation of Charter Communications Entertainment I, LLC

3.154**	Limited Liability Company Agreement of Charter Communications Entertainment I, LLC, as amended and restated

3.155**	Certificate of Formation of Charter Communications Entertainment II, LLC

3.156**	Limited Liability Company Agreement of Charter Communications Entertainment II, LLC, as amended and restated

3.157**	Certificate of Formation of Charter Communications Entertainment, LLC

3.158**	Limited Liability Company Agreement of Charter Communications Entertainment, LLC, as amended and restated

3.159**	Certificate of Formation of Charter Communications of California, LLC

3.160**	Limited Liability Company Agreement of Charter Communications of California, LLC, as amended and restated

3.161**	Certificate of Formation of Charter Communications Properties LLC

3.162**	Limited Liability Company Agreement of Charter Communications Properties LLC, as amended and restated

3.163**	Certificate of Formation of Charter Communications Ventures, LLC

Exhibit	Description

3.164**	Limited Liability Company Agreement of Charter Communications Ventures, LLC, as amended and restated

3.165**	Certificate of Formation of Charter Communications VI, L.L.C.

3.166**	Limited Liability Company Agreement of Charter Communications VI, L.L.C., as amended and restated

3.167**	Certificate of Formation of Charter Communications VII, LLC

3.168**	Limited Liability Company Agreement of Charter Communications VII, LLC, as amended and restated

3.169**	Certificate of Formation of Charter Communications, LLC

3.170**	Limited Liability Company Agreement of Charter Communications, LLC, as amended and restated

3.171**	Certificate of Formation of Charter Distribution, LLC

3.172**	Limited Liability Company Agreement of Charter Distribution, LLC, as amended and restated

3.173**	Certificate of Formation of Charter Fiberlink – Alabama, LLC

3.174**	Limited Liability Company Agreement of Charter Fiberlink - Alabama, LLC, as amended and restated

3.175**	Certificate of Formation of Charter Fiberlink – Georgia, LLC

3.176**	Limited Liability Company Agreement of Charter Fiberlink – Georgia, LLC, as amended and restated

3.177**	Certificate of Formation of Charter Fiberlink - Illinois, LLC

3.178**	Limited Liability Company Agreement of Charter Fiberlink – Illinois, LLC, as amended and restated

3.179**	Certificate of Formation of Charter Fiberlink – Maryland II, LLC

3.180**	Limited Liability Company Agreement of Charter Fiberlink – Maryland II, LLC, as amended and restated

3.181**	Certificate of Formation of Charter Fiberlink – Michigan, LLC

3.182**	Limited Liability Company Agreement of Charter Fiberlink – Michigan, LLC, as amended and restated

3.183**	Certificate of Formation of Charter Fiberlink – Missouri, LLC

3.184**	Limited Liability Company Agreement of Charter Fiberlink – Missouri, LLC, as amended and restated

3.185**	Certificate of Formation of Charter Fiberlink – Nebraska, LLC

3.186**	Limited Liability Company Agreement of Charter Fiberlink – Nebraska, LLC, as amended and restated

3.187**	Certificate of Formation of Charter Fiberlink – Tennessee, LLC

3.188**	Limited Liability Company Agreement of Charter Fiberlink – Tennessee, LLC, as amended and restated

3.189**	Certificate of Formation of Charter Fiberlink AR-CCVII, LLC

3.190**	Limited Liability Company Agreement of Charter Fiberlink AR-CCVII, LLC, as amended and restated

Exhibit	Description

3.191**	Certificate of Formation of Charter Fiberlink CA-CCO, LLC

3.192**	Limited Liability Company Agreement of Charter Fiberlink CA-CCO, LLC, as amended and restated

3.193**	Certificate of Formation of Charter Fiberlink CC VIII, LLC

3.194**	Limited Liability Company Agreement of Charter Fiberlink CC VIII, LLC, as amended and restated

3.195**	Certificate of Formation of Charter Fiberlink CCO, LLC

3.196**	Limited Liability Company Agreement of Charter Fiberlink CCO, LLC, as amended and restated

3.197**	Certificate of Formation of Charter Fiberlink CT-CCO, LLC

3.198**	Limited Liability Company Agreement of Charter Fiberlink CT-CCO, LLC, as amended and restated

3.199**	Certificate of Formation of Charter Fiberlink LA-CCO, LLC

3.200**	Limited Liability Company Agreement of Charter Fiberlink LA-CCO, LLC, as amended and restated

3.201**	Certificate of Formation of Charter Fiberlink MA-CCO, LLC

3.202**	Limited Liability Company Agreement of Charter Fiberlink MA-CCO, LLC, as amended and restated

3.203**	Certificate of Formation of Charter Fiberlink MS-CCVI, LLC

3.204**	Limited Liability Company Agreement of Charter Fiberlink MS-CCVI, LLC, as amended and restated

3.205**	Certificate of Formation of Charter Fiberlink NC-CCO, LLC

3.206**	Limited Liability Company Agreement of Charter Fiberlink NC-CCO, LLC, as amended and restated

3.207**	Certificate of Formation of Charter Fiberlink NH-CCO, LLC

3.208**	Limited Liability Company Agreement of Charter Fiberlink NH-CCO, LLC, as amended and restated

3.209**	Certificate of Formation of Charter Fiberlink NV-CCVII, LLC

3.210**	Limited Liability Company Agreement of Charter Fiberlink NV-CCVII, LLC, as amended and restated

3.211**	Certificate of Formation of Charter Fiberlink NY-CCO, LLC

3.212**	Limited Liability Company Agreement of Charter Fiberlink NY-CCO, LLC, as amended and restated

3.213**	Certificate of Formation of Charter Fiberlink OH-CCO, LLC

3.214**	Limited Liability Company Agreement of Charter Fiberlink OH-CCO, LLC, as amended and restated

3.215**	Certificate of Formation of Charter Fiberlink OR-CCVII, LLC

3.216**	Limited Liability Company Agreement of Charter Fiberlink OR-CCVII, LLC, as amended and restated

3.217**	Certificate of Formation of Charter Fiberlink – Pennsylvania, LLC

3.218**	Limited Liability Company Agreement of Charter Fiberlink- Pennsylvania, LLC, as amended and restated

3.219**	Certificate of Formation of Charter Fiberlink SC-CCO, LLC

3.220**	Limited Liability Company Agreement of Charter Fiberlink SC-CCO, LLC, as amended and restated

3.221**	Certificate of Formation of Charter Fiberlink TX-CCO, LLC

Exhibit	Description

3.222**	Limited Liability Company Agreement of Charter Fiberlink TX-CCO, LLC, as amended and restated

3.223**	Certificate of Formation of Charter Fiberlink VA-CCO, LLC

3.224**	Limited Liability Company Agreement of Charter Fiberlink VA-CCO, LLC, as amended and restated

3.225**	Certificate of Formation of Charter Fiberlink VT-CCO, LLC

3.226**	Limited Liability Company Agreement of Charter Fiberlink VT-CCO, LLC, as amended and restated

3.227**	Certificate of Formation of Charter Fiberlink WA-CCVII, LLC

3.228**	Limited Liability Company Agreement of Charter Fiberlink WA-CCVII, LLC, as amended and restated

3.229**	Certificate of Formation of Charter Helicon, LLC

3.230**	Limited Liability Company Agreement of Charter Helicon, LLC, as amended and restated

3.231**	Certificate of Formation of Charter Home Security, LLC

3.232**	Limited Liability Company Agreement of Charter Home Security, LLC, as amended and restated

3.233**	Certificate of Formation of Charter Leasing Holding Company, LLC

3.234**	Limited Liability Company Agreement of Charter Leasing Holding Company, LLC, as amended and restated

3.235**	Certificate of Formation of Charter Leasing of Wisconsin, LLC

3.236**	Limited Liability Company Agreement of Charter Leasing of Wisconsin, LLC, as amended and restated

3.237**	Certificate of Formation of Charter RMG, LLC

3.238**	Limited Liability Company Agreement of Charter RMG, LLC, as amended and restated

3.239**	Certificate of Formation of Charter Stores FCN, LLC

3.240**	Limited Liability Company Agreement of Charter Stores FCN, LLC, as amended and restated

3.241**	Certificate of Formation of Charter Video Electronics, LLC

3.242**	Limited Liability Company Agreement of Charter Video Electronics, LLC, as amended and restated

3.243**	Certificate of Formation of Falcon Cable Communications, LLC

3.244**	Limited Liability Company Agreement of Falcon Cable Communications, LLC, as amended and restated

3.245**	Certificate of Limited Partnership of Falcon Cable Media, a California Limited Partnership

3.246**	Limited Partnership Agreement of Falcon Cable Media, a California Limited Partnership, as amended and restated

3.247**	Certificate of Limited Partnership of Falcon Cable Systems Company II, L.P.

3.248**	Limited Partnership Agreement of Falcon Cable Systems Company II, L.P., as amended and restated

3.249**	Certificate of Limited Partnership of Falcon Cablevision, a California Limited Partnership

3.250**	Limited Partnership Agreement of Falcon Cablevision, a California Limited Partnership, as amended and restated

Exhibit	Description

3.251	Certificate of Limited Partnership of Falcon Community Cable, L.P.

3.252	Limited Partnership Agreement of Falcon Community Cable, L.P., as amended and restated

3.253	Certificate of Limited Partnership of Falcon Community Ventures I Limited Partnership

3.254	Limited Partnership Agreement of Falcon Community Ventures I Limited Partnership, as amended and restated

3.255	Certificate of Formation of Falcon First Cable of the Southeast, LLC

3.256	Limited Liability Company Agreement of Falcon First Cable of the Southeast, LLC, as amended and restated

3.257	Certificate of Formation of Falcon First, LLC

3.258	Limited Liability Company Agreement of Falcon First, LLC, as amended and restated

3.259	Certificate of Limited Partnership of Falcon Telecable, a California Limited Partnership

3.260	Limited Partnership Agreement of Falcon Telecable, a California Limited Partnership, as amended and restated

3.261	Certificate of Limited Partnership of Falcon Video Communications, L.P.

3.262	Limited Partnership Agreement of Falcon Video Communications, L.P., as amended and restated

3.263	Certificate of Limited Partnership of Helicon Partners I, L.P.

3.264	Limited Partnership Agreement of Helicon Partners I, L.P., as amended and restated

3.265	Certificate of Formation of Hometown T.V., LLC

3.266	Limited Liability Company Agreement of Hometown T.V., LLC, as amended and restated

3.267	Certificate of Formation of HPI Acquisition Co. LLC

3.268	Limited Liability Company Agreement of HPI Acquisition Co. LLC, as amended and restated

3.269	Certificate of Formation of Interlink Communications Partners, LLC

3.270	Limited Liability Company Agreement of Interlink Communications Partners, LLC, as amended and restated

3.271	Certificate of Formation of Long Beach, LLC

3.272	Limited Liability Company Agreement of Long Beach, LLC, as amended and restated

3.273	Certificate of Formation of Marcus Cable Associates, L.L.C.

3.274	Limited Liability Company Agreement of Marcus Cable Associates, L.L.C., as amended and restated

3.275	Certificate of Formation of Marcus Cable of Alabama, L.L.C.

3.276	Limited Liability Company Agreement of Marcus Cable of Alabama, L.L.C., as amended and restated

3.277	Certificate of Formation of Marcus Cable, LLC

3.278	Limited Liability Company Agreement of Marcus Cable, LLC, as amended and restated

3.279	Certificate of Formation of Midwest Cable Communications, LLC

3.280	Limited Liability Company Agreement of Midwest Cable Communications, LLC, as amended and restated

3.281	Certificate of Limited Partnership of Peachtree Cable TV, L.P.

Exhibit	Description

3.282	Limited Partnership Agreement of Peachtree Cable TV, L.P., as amended and restated

3.283	Certificate of Formation of Peachtree Cable TV, LLC

3.284	Limited Liability Company Agreement of Peachtree Cable TV, LLC, as amended and restated

3.285	Certificate of Formation of Phone Transfers (AL), LLC

3.286	Limited Liability Company Agreement of Phone Transfers (AL), LLC, as amended and restated

3.287	Certificate of Formation of Phone Transfers (CA), LLC

3.288	Limited Liability Company Agreement of Phone Transfers (CA), LLC, as amended and restated

3.289	Certificate of Formation of Phone Transfers (GA), LLC

3.290	Limited Liability Company Agreement of Phone Transfers (GA), LLC, as amended and restated

3.291	Certificate of Formation of Phone Transfers (NC), LLC

3.292	Limited Liability Company Agreement of Phone Transfers (NC), LLC, as amended and restated

3.293	Certificate of Formation of Phone Transfers (TN), LLC

3.294	Limited Liability Company Agreement of Phone Transfers (TN), LLC, as amended and restated

3.295	Certificate of Formation of Phone Transfers (VA), LLC

3.296	Limited Liability Company Agreement of Phone Transfers (VA), LLC, as amended and restated

3.297	Certificate of Formation of Renaissance Media LLC

3.298	Limited Liability Company Agreement of Renaissance Media LLC, as amended and restated

3.299	Certificate of Formation of Rifkin Acquisition Partners, LLC

3.300	Limited Liability Company Agreement of Rifkin Acquisition Partners, LLC, as amended and restated

3.301	Certificate of Formation of Robin Media Group, LLC

3.302	Limited Liability Company Agreement of Robin Media Group, LLC, as amended and restated

3.303	Certificate of Formation of Scottsboro TV Cable, LLC

3.304	Limited Liability Company Agreement of Scottsboro TV Cable, LLC, as amended and restated

3.305	Certificate of Limited Partnership of The Helicon Group, L.P.

3.306	Limited Partnership Agreement of The Helicon Group, L.P., as amended and restated

3.307	Certificate of Formation of Vista Broadband Communications, LLC

3.308	Limited Liability Company Agreement of Vista Broadband Communications, LLC, as amended and restated

3.309	Certificate of Formation of VOIP Transfers (AL), LLC

3.310	Limited Liability Company Agreement of VOIP Transfers (AL), LLC, as amended and restated

3.311	Certificate of Formation of VOIP Transfers (CA), LLC

3.312	Limited Liability Company Agreement of VOIP Transfers (CA) LLC, as amended and restated

3.313	Certificate of Formation of VOIP Transfers (GA), LLC

3.314	Limited Liability Company Agreement of VOIP Transfers (GA), LLC, as amended and restated

3.315	Certificate of Formation of VOIP Transfers (NC), LLC

Exhibit	Description

3.316	Limited Liability Company Agreement of VOIP Transfers (NC), LLC, as amended and restated

3.317	Certificate of Formation of VOIP Transfers (TN), LLC

3.318	Limited Liability Company Agreement of VOIP Transfers (TN), LLC, as amended and restated

3.319	Certificate of Formation of VOIP Transfers (VA), LLC

3.320	Limited Liability Company Agreement of VOIP Transfers (VA), LLC, as amended and restated

3.321	Certificate of Formation of AdCast North Carolina Cable Advertising, LLC

3.322	Limited Liability Company Agreement of AdCast North Carolina Cable Advertising, LLC, as amended and restated

3.323	Certificate of Formation of Alabanza LLC

3.324	Limited Liability Company Agreement of Alabanza LLC, as amended and restated

3.325	Certificate of Formation of America’s Job Exchange LLC

3.326	Limited Liability Company Agreement of America’s Job Exchange LLC, as amended and restated

3.327	Certificate of Formation of DukeNet Communications Holdings, LLC

3.328	Limited Liability Company Agreement of DukeNet Communications Holdings, LLC, as amended and restated

3.329	Certificate of Formation of DukeNet Communications, LLC

3.330	Limited Liability Company Agreement of DukeNet Communications, LLC, as amended and restated

3.331	Certificate of Formation of ICI Holdings, LLC

3.332	Limited Liability Company Agreement of ICI Holdings, LLC, as amended and restated

3.333	Certificate of Formation of Insight Blocker LLC

3.334	Limited Liability Company Agreement of Insight Blocker LLC, as amended and restated

3.335	Certificate of Formation of Insight Capital LLC

3.336	Limited Liability Company Agreement of Insight Capital LLC, as amended and restated

3.337	Certificate of Limited Partnership of Insight Communications Company, L.P.

3.338	Limited Partnership Agreement of Insight Communications Company, L.P., as amended and restated

3.339	Certificate of Formation of Insight Communications Midwest, LLC

3.340	Limited Liability Company Agreement of Insight Communications Midwest, LLC, as amended and restated

3.341	Certificate of Formation of Insight Communications of Central Ohio, LLC

3.342	Limited Liability Company Agreement of Insight Communications of Central Ohio, LLC, as amended and restated

3.343	Certificate of Limited Partnership of Insight Communications of Kentucky, L.P.

3.344	Limited Partnership Agreement of Insight Communications of Kentucky, L.P., as amended and restated

3.345	Certificate of Formation of Insight Interactive, LLC

3.346	Limited Liability Company Agreement of Insight Interactive, LLC, as amended and restated

Exhibit	Description

3.347	Certificate of Formation of Insight Kentucky Capital, LLC

3.348	Limited Liability Company Agreement of Insight Kentucky Capital, LLC, as amended and restated

3.349	Certificate of Limited Partnership of Insight Kentucky Partners I, L.P.

3.350	Limited Partnership Agreement of Insight Kentucky Partners I, L.P., as amended and restated

3.351	Certificate of Limited Partnership of Insight Kentucky Partners II, L.P.

3.352	Limited Partnership Agreement of Insight Kentucky Partners II, L.P., as amended and restated

3.353	Certificate of Formation of Insight Midwest Holdings, LLC

3.354	Limited Liability Company Agreement of Insight Midwest Holdings, LLC, as amended and restated

3.355	Certificate of Limited Partnership of Insight Midwest, L.P.

3.356	Limited Partnership Agreement of Insight Midwest, L.P., as amended and restated

3.357	Certificate of Formation of Insight Phone of Indiana, LLC

3.358	Limited Liability Company Agreement of Insight Phone of Indiana, LLC, as amended and restated

3.359	Certificate of Formation of Insight Phone of Kentucky, LLC

3.360	Limited Liability Company Agreement of Insight Phone of Kentucky, LLC, as amended and restated

3.361	Certificate of Formation of Insight Phone of Ohio, LLC

3.362	Limited Liability Company Agreement of Insight Phone of Ohio, LLC, as amended and restated

3.363	Certificate of Formation of Interactive Cable Services, LLC

3.364	Limited Liability Company Agreement of Interactive Cable Services, LLC, as amended and restated

3.365	Certificate of Formation of Intrepid Acquisition LLC

3.366	Limited Liability Company Agreement of Intrepid Acquisition LLC, as amended and restated

3.367	Certificate of Formation of NaviSite LLC

3.368	Limited Liability Company Agreement of NaviSite LLC, as amended and restated

3.369	Certificate of Formation of New Wisconsin Procurement LLC

3.370	Limited Liability Company Agreement of New Wisconsin Procurement LLC, as amended and restated

3.371	Certificate of Formation of Oceanic Time Warner Cable LLC

3.372	Limited Liability Company Agreement of Oceanic Time Warner Cable LLC, as amended and restated

3.373	Certificate of Formation of Parity Assets LLC

3.374	Limited Liability Company Agreement of Parity Assets LLC, as amended and restated

3.375	Certificate of Formation of Time Warner Cable Business LLC

3.376	Limited Liability Company Agreement of Time Warner Cable Business LLC, as amended and restated

3.377	Certificate of Formation of Time Warner Cable Enterprises LLC

3.378	Limited Liability Company Agreement of Time Warner Cable Enterprises LLC, as amended and restated

3.379	Certificate of Formation of Time Warner Cable Information Services (Alabama), LLC

Exhibit	Description

3.380	Limited Liability Company Agreement of Time Warner Cable Information Services (Alabama), LLC, as amended and restated

3.381	Certificate of Formation of Time Warner Cable Information Services (Arizona), LLC

3.382	Limited Liability Company Agreement of Time Warner Cable Information Services (Arizona), LLC, as amended and restated

3.383	Certificate of Formation of Time Warner Cable Information Services (California), LLC

3.384	Limited Liability Company Agreement of Time Warner Cable Information Services (California), LLC, as amended and restated

3.385	Certificate of Formation of Time Warner Cable Information Services (Colorado), LLC

3.386	Limited Liability Company Agreement of Time Warner Cable Information Services (Colorado), LLC, as amended and restated

3.387	Certificate of Formation of Time Warner Cable Information Services (Hawaii), LLC

3.388	Limited Liability Company Agreement of Time Warner Cable Information Services (Hawaii), LLC, as amended and restated

3.389	Certificate of Formation of Time Warner Cable Information Services (Idaho), LLC

3.390	Limited Liability Company Agreement of Time Warner Cable Information Services (Idaho), LLC, as amended and restated

3.391	Certificate of Formation of Time Warner Cable Information Services (Illinois), LLC

3.392	Limited Liability Company Agreement of Time Warner Cable Information Services (Illinois), LLC, as amended and restated

3.393	Certificate of Formation of Time Warner Cable Information Services (Indiana), LLC

3.394	Limited Liability Company Agreement of Time Warner Cable Information Services (Indiana), LLC, as amended and restated

3.395	Certificate of Formation of Time Warner Cable Information Services (Kansas), LLC

3.396	Limited Liability Company Agreement of Time Warner Cable Information Services (Kansas), LLC, as amended and restated

3.397	Certificate of Formation of Time Warner Cable Information Services (Kentucky), LLC

3.398	Limited Liability Company Agreement of Time Warner Cable Information Services (Kentucky), LLC, as amended and restated

3.399	Certificate of Formation of Time Warner Cable Information Services (Maine), LLC

3.400	Limited Liability Company Agreement of Time Warner Cable Information Services (Maine), LLC, as amended and restated

3.401	Certificate of Formation of Time Warner Cable Information Services (Massachusetts), LLC

3.402	Limited Liability Company Agreement of Time Warner Cable Information Services (Massachusetts), LLC, as amended and restated

3.403	Certificate of Formation of Time Warner Cable Information Services (Michigan), LLC

3.404	Limited Liability Company Agreement of Time Warner Cable Information Services (Michigan), LLC, as amended and restated

3.405	Certificate of Formation of Time Warner Cable Information Services (Missouri), LLC

Exhibit	Description

3.406	Limited Liability Company Agreement of Time Warner Cable Information Services (Missouri), LLC, as amended and restated

3.407	Certificate of Formation of Time Warner Cable Information Services (Nebraska), LLC

3.408	Limited Liability Company Agreement of Time Warner Cable Information Services (Nebraska), LLC, as amended and restated

3.409	Certificate of Formation of Time Warner Cable Information Services (New Hampshire), LLC

3.410	Limited Liability Company Agreement of Time Warner Cable Information Services (New Hampshire), LLC, as amended and restated

3.411	Certificate of Formation of Time Warner Cable Information Services (New Jersey), LLC

3.412	Limited Liability Company Agreement of Time Warner Cable Information Services (New Jersey), LLC, as amended and restated

3.413	Certificate of Formation of Time Warner Cable Information Services (New Mexico), LLC

3.414	Limited Liability Company Agreement of Time Warner Cable Information Services (New Mexico), LLC, as amended and restated

3.415	Certificate of Formation of Time Warner Cable Information Services (New York), LLC

3.416	Limited Liability Company Agreement of Time Warner Cable Information Services (New York), LLC, as amended and restated

3.417	Certificate of Formation of Time Warner Cable Information Services (North Carolina), LLC

3.418	Limited Liability Company Agreement of Time Warner Cable Information Services (North Carolina), LLC, as amended and restated

3.419	Certificate of Formation of Time Warner Cable Information Services (Ohio), LLC

3.420	Limited Liability Company Agreement of Time Warner Cable Information Services (Ohio), LLC, as amended and restated

3.421	Certificate of Formation of Time Warner Cable Information Services (Pennsylvania), LLC

3.422	Limited Liability Company Agreement of Time Warner Cable Information Services (Pennsylvania), LLC, as amended and restated

3.423	Certificate of Formation of Time Warner Cable Information Services (South Carolina), LLC

3.424	Limited Liability Company Agreement of Time Warner Cable Information Services (South Carolina), LLC, as amended and restated

3.425	Certificate of Formation of Time Warner Cable Information Services (Tennessee), LLC

3.426	Limited Liability Company Agreement of Time Warner Cable Information Services (Tennessee), LLC, as amended and restated

3.427	Certificate of Formation of Time Warner Cable Information Services (Texas), LLC

3.428	Limited Liability Company Agreement of Time Warner Cable Information Services (Texas), LLC, as amended and restated

3.429	Certificate of Formation of Time Warner Cable Information Services (Virginia), LLC

3.430	Limited Liability Company Agreement of Time Warner Cable Information Services (Virginia), LLC, as amended and restated

3.431	Certificate of Formation of Time Warner Cable Information Services (Washington), LLC

Exhibit	Description

3.432	Limited Liability Company Agreement of Time Warner Cable Information Services (Washington), LLC, as amended and restated

3.433	Certificate of Formation of Time Warner Cable Information Services (West Virginia), LLC

3.434	Limited Liability Company Agreement of Time Warner Cable Information Services (West Virginia), LLC, as amended and restated

3.435	Certificate of Formation of Time Warner Cable Information Services (Wisconsin), LLC

3.436	Limited Liability Company Agreement of Time Warner Cable Information Services (Wisconsin), LLC, as amended and restated

3.437	Certificate of Formation of Time Warner Cable International LLC

3.438	Limited Liability Company Agreement of Time Warner Cable International LLC, as amended and restated

3.439	Certificate of Formation of Time Warner Cable Internet Holdings III LLC

3.440	Limited Liability Company Agreement of Time Warner Cable Internet Holdings III LLC, as amended and restated

3.441	Certificate of Formation of Time Warner Cable Internet Holdings LLC

3.442	Limited Liability Company Agreement of Time Warner Cable Internet Holdings LLC, as amended and restated

3.443	Certificate of Formation of Time Warner Cable Internet LLC

3.444	Limited Liability Company Agreement of Time Warner Cable Internet LLC, as amended and restated

3.445	Certificate of Formation of Time Warner Cable Media LLC

3.446	Limited Liability Company Agreement of Time Warner Cable Media LLC, as amended and restated

3.447	Certificate of Formation of Time Warner Cable Midwest LLC

3.448	Limited Liability Company Agreement of Time Warner Cable Midwest LLC, as amended and restated

3.449	Certificate of Formation of Time Warner Cable New York City LLC

3.450	Limited Liability Company Agreement of Time Warner Cable New York City LLC, as amended and restated

3.451	Certificate of Formation of Time Warner Cable Northeast LLC

3.452	Limited Liability Company Agreement of Time Warner Cable Northeast LLC, as amended and restated

3.453	Certificate of Formation of Time Warner Cable Pacific West LLC

3.454	Limited Liability Company Agreement of Time Warner Cable Pacific West LLC, as amended and restated

3.455	Certificate of Formation of Time Warner Cable Services LLC

3.456	Limited Liability Company Agreement of Time Warner Cable Services LLC, as amended and restated

3.457	Certificate of Formation of Time Warner Cable Southeast LLC

3.458	Limited Liability Company Agreement of Time Warner Cable Southeast LLC, as amended and restated

Exhibit	Description

3.459	Certificate of Formation of Time Warner Cable Sports LLC

3.460	Limited Liability Company Agreement of Time Warner Cable Sports LLC, as amended and restated

3.461	Certificate of Formation of Time Warner Cable Texas LLC

3.462	Limited Liability Company Agreement of Time Warner Cable Texas LLC, as amended and restated

3.463	Certificate of Formation of TWC Administration LLC

3.464	Limited Liability Company Agreement of TWC Administration LLC, as amended and restated

3.465	Certificate of Formation of TWC Communications, LLC

3.466	Limited Liability Company Agreement of TWC Communications, LLC, as amended and restated

3.467	Certificate of Formation of TWC Digital Phone LLC

3.468	Limited Liability Company Agreement of TWC Digital Phone LLC, as amended and restated

3.469	Certificate of Formation of TWC Media Blocker LLC

3.470	Limited Liability Company Agreement of TWC Media Blocker LLC, as amended and restated

3.471	Certificate of Formation of Time Warner Cable, LLC

3.472	Limited Liability Company Agreement of Time Warner Cable, LLC, as amended and restated

3.473	Certificate of Formation of TWC News and Local Programming Holdco LLC

3.474	Limited Liability Company Agreement of TWC News and Local Programming Holdco LLC, as amended and restated

3.475	Certificate of Formation of TWC News and Local Programming LLC

3.476	Limited Liability Company Agreement of TWC News and Local Programming LLC, as amended and restated

3.477	Certificate of Formation of TWC Regional Sports Network I LLC

3.478	Limited Liability Company Agreement of TWC Regional Sports Network I LLC, as amended and restated

3.479	Certificate of Formation of TWC Security LLC

3.480	Limited Liability Company Agreement of TWC Security LLC, as amended and restated

3.481	Certificate of Formation of TWC SEE Holdco LLC

3.482	Limited Liability Company Agreement of TWC SEE Holdco LLC, as amended and restated

3.483	Certificate of Formation of TWC Wireless LLC

3.484	Limited Liability Company Agreement of TWC Wireless LLC, as amended and restated

3.485	Certificate of Formation of TWC/Charter Dallas Cable Advertising, LLC

3.486	Limited Liability Company Agreement of TWC/Charter Dallas Cable Advertising, LLC, as amended and restated

3.487	Certificate of Formation of TWC/Charter Green Bay Cable Advertising, LLC

3.488	Limited Liability Company Agreement of TWC/Charter Green Bay Cable Advertising, LLC, as amended and restated

Exhibit	Description

3.489	Certificate of Formation of TWC/Charter Los Angeles Cable Advertising, LLC

3.490	Limited Liability Company Agreement of TWC/Charter Los Angeles Cable Advertising, LLC, as amended and restated

3.491	Certificate of Formation of TWCIS Holdco LLC

3.492	Limited Liability Company Agreement of TWCIS Holdco LLC, as amended and restated

3.493	Certificate of Formation of Wisconsin Procurement Holdco LLC

3.494	Limited Liability Company Agreement of Wisconsin Procurement Holdco LLC, as amended and restated

3.495	Certificate of Formation of BHN Home Security Services, LLC

3.496	Limited Liability Company Agreement of BHN Home Security Services, LLC, as amended and restated

3.497	Certificate of Formation of BHN Spectrum Investments, LLC

3.498	Limited Liability Company Agreement of BHN Spectrum Investments, LLC, as amended and restated

3.499	Certificate of Formation of Bright House Networks, LLC

3.500	Limited Liability Company Agreement of Bright House Networks, LLC, as amended and restated

3.501	Certificate of Formation of Bright House Networks Information Services (Alabama), LLC

3.502	Limited Liability Company Agreement of Bright House Networks Information Services (Alabama), LLC, as amended and restated

3.503	Certificate of Formation of Bright House Networks Information Services (California), LLC

3.504	Limited Liability Company Agreement of Bright House Networks Information Services (California), LLC, as amended and restated

3.505	Certificate of Formation of Bright House Networks Information Services (Florida), LLC

3.506	Limited Liability Company Agreement of Bright House Networks Information Services (Florida), LLC, as amended and restated

3.507	Certificate of Formation of Bright House Networks Information Services (Indiana), LLC

3.508	Limited Liability Company Agreement of Bright House Networks Information Services (Indiana), LLC, as amended and restated

3.509	Certificate of Formation of Bright House Networks Information Services (Michigan), LLC

3.510	Limited Liability Company Agreement of Bright House Networks Information Services (Michigan), LLC, as amended and restated

4.1*	Indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664))

4.2*	First Supplemental Indenture, dated as of July 23, 2015, relating to the the 3.579% Senior Secured Notes due 2020, 4.464% Senior Secured Notes due 2022, 4.908% Senior Secured Notes due 2025, 6.384% Senior Secured Notes due 2035, 6.484% Senior Secured Notes due 2045 and 6.834% Senior Secured Notes due 2055 (including forms of such notes as exhibits thereto), among CCO Safari II, LLC, as escrow issuer, CCH II, LLC, as limited guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664))

Exhibit	Description

4.3*	Second Supplemental Indenture, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.4*	Indenture, dated as of May 10, 2011, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 13, 2011 (File No. 001-33664))

4.5*	Third Supplemental Indenture, dated as of January 26, 2012, relating to the 6.625% Senior Notes due 2022 (including the form of such note as an exhibit thereto) by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K of Charter Communications, Inc. filed on February 1, 2012 (File No. 001-33664))

4.6*	Fourth Supplemental Indenture, dated August 22, 2012, relating to the 5.25% Senior Notes due 2022 (including the form of such note as an exhibit thereto) by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 6, 2012 (File No. 001-33664))

4.7*	Fifth Supplemental Indenture, dated December 17, 2012, relating to the 5.125% Senior Notes due 2023 (including the form of such note as an exhibit thereto) by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.9 to the annual report on Form 10-K of Charter Communications, Inc. filed February 22, 2013 (File No. 001-33664))

4.8*	Sixth Supplemental Indenture, dated as of March 14, 2013, relating to the 5.25% Senior Notes due 2021 (including the form of such note as an exhibit thereto), by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed March 15, 2013 (File No. 001-33664))

4.9*	Seventh Supplemental Indenture, dated as of March 14, 2013, relating to the 5.75% senior notes due 2023 (including the form of such note as an exhibit thereto), by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed March 15, 2013 (File No. 001-33664))

4.10*	Eighth Supplemental Indenture, dated as of May 3, 2013, relating to the 5.75% senior notes due 2024 (including the form of such note as an exhibit thereto), by and among CCO Holdings, LLC and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 10.7 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on May 7, 2013 (File No. 001-33664))

4.11*	Indenture, dated as of November 5, 2014, by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on November 10, 2014 (File No. 001-33664)).

Exhibit	Description

4.12*	Third Supplemental Indenture, dated as of April 21, 2015, relating to the 5.125% Senior Notes due 2023 (including the form of such note as an exhibit thereto), among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.13*	Fourth Supplemental Indenture, dated as of April 21, 2015, relating to the 5.375% Senior Notes due 2025 (including the form of such note as an exhibit thereto), among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.14*	Fifth Supplemental Indenture, dated as of April 21, 2015, relating to the 5.875% Senior Notes due 2027, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.15*	Sixth Supplemental Indenture, dated as of February 19, 2016, relating to the 5.875% Senior Notes due 2024, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on February 22, 2016 (File No. 001-33664))

4.16*	Seventh Supplemental Indenture, dated as of April 21, 2016, relating to the 5.50% Senior Notes due 2026, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed April 27, 2016)

4.17*	Indenture, dated as of November 20, 2015, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.18*	First Supplemental Indenture, dated as of November 20, 2015, relating to the 5.75% Senior Notes due 2026 (including the form of such note as an exhibit thereto), between CCOH Safari, LLC, as escrow issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.19*	Second Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., CCOH Safari, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.20*	Third Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.21*	Exchange and Registration Rights Agreement, dated July 23, 2015, relating to the 3.579% Senior Secured Notes due 2020, 4.464% Senior Secured Notes due 2022, 4.908% Senior Secured Notes due 2025, 6.384% Senior Secured Notes due 2035, 6.484% Senior Secured Notes due 2045 and 6.834% Senior Secured Notes due 2055, between CCO Safari II, LLC and Goldman, Sachs & Co., Credit

Exhibit	Description
Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664))

4.22*	Exchange and Registration Rights Agreement, dated as of April 21, 2015 relating to the 5.125% Senior Notes due 2023, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.23*	Exchange and Registration Rights Agreement, dated as of April 21, 2015, relating to the 5.375% Senior Notes due 2025, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.24*	Exchange and Registration Rights Agreement, dated as of April 21, 2015, relating to the 5.875% Senior Notes due 2027, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed by Charter Communications, Inc. on April 22, 2015 (File No. 001-33664))

4.25*	Exchange and Registration Rights Agreement, dated November 20, 2015 relating to the 5.750% Senior Notes due 2026, between CCOH Safari, LLC and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.26*	Exchange and Registration Rights Agreement, dated February 19, 2016, relating to the 5.875% Senior Notes due 2024, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Purchasers (as defined therein) (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on February 22, 2016 (File No. 001-33664))

4.27*	Exchange and Registration Rights Agreement, dated April 21, 2016, relating to the 5.500% Senior Notes due 2026, among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc., as guarantor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Purchasers (as defined therein) (incorporated herein by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed April 27, 2016 (File No. 001-33664)

Exhibit	Description

4.28*	Joinder Agreement to Exchange and Registration Rights Agreement, dated as of May 18, 2016, by and among CCO Safari II, LLC, CCH II, LLC, Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC and the other guarantors party thereto (incorporated herein by reference to Exhibit 10.1 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.29*	Joinder Agreement to Exchange and Registration Rights Agreement, dated as of May 18, 2016, by CCO Holdings, LLC and CCO Holdings Capital Corp (incorporated herein by reference to Exhibit 10.2 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.30*	Indenture, dated as of April 30, 1992 (the “TWCE Indenture”), as amended by the First Supplemental Indenture, dated as of June 30, 1992, among Time Warner Entertainment Company, L.P. (“TWE”), Time Warner Companies, Inc. (“TWCI”), certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibits 10(g) and 10(h) to TWCI’s current report on Form 8-K dated June 26, 1992 and filed with the SEC on July 15, 1992 (File No. 001-8637))

4.31*	Second Supplemental Indenture to the TWCE Indenture, dated as of December 9, 1992, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to TWE’s Registration Statement on Form S-4 dated and filed with the SEC on October 25, 1993 (Registration No. 33-67688) (the “TWE October 25, 1993 Registration Statement”))

4.32*	Third Supplemental Indenture to the TWCE Indenture, dated as of October 12, 1993, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.3 to the TWE October 25, 1993 Registration Statement)

4.33*	Fourth Supplemental Indenture to the TWCE Indenture, dated as of March 29, 1994, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.4 to TWE’s Annual Report on Form 10-K for the year ended December 31, 1993 and filed with the SEC on March 30, 1994 (File No. 001-12878))

4.34*	Fifth Supplemental Indenture to the TWCE Indenture, dated as of December 28, 1994, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.5 to TWE’s Annual Report on Form 10-K for the year ended December 31, 1994 and filed with the SEC on March 30, 1995 (File No. 001-12878))

4.35*	Sixth Supplemental Indenture to the TWCE Indenture, dated as of September 29, 1997, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.7 to Historic TW Inc.’s (“Historic TW”) Annual Report on Form 10-K for the year ended December 31, 1997 and filed with the SEC on March 25, 1998 (File No. 001-12259) (the “Time Warner 1997 Form 10-K”))

4.36*	Seventh Supplemental Indenture to the TWCE Indenture, dated as of December 29, 1997, among TWE, TWCI, certain of TWCI’s subsidiaries that are parties thereto and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.8 to the Time Warner 1997 Form 10-K)

4.37*	Eighth Supplemental Indenture to the TWCE Indenture, dated as of December 9, 2003, among Historic TW, TWE, Warner Communications Inc. (“WCI”), American Television and Communications Corporation (“ATC”), TWC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.10 to Time Warner Inc.’s (“Time Warner”) Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-15062))

4.38*	Ninth Supplemental Indenture to the TWCE Indenture, dated as of November 1, 2004, among Historic TW, TWE, Time Warner NY Cable Inc., WCI, ATC, TWC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.1 to Time Warner’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 001-15062))

Exhibit	Description

4.39*	Tenth Supplemental Indenture to the TWCE Indenture, dated as of October 18, 2006, among Historic TW, TWE, TW NY Cable Holding Inc. (“TW NY”), Time Warner NY Cable LLC (“TW NY Cable”), TWC, WCI, ATC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.1 to Time Warner’s current report on Form 8-K dated and filed October 18, 2006 (File No. 001-15062))

4.40*	Eleventh Supplemental Indenture to the TWCE Indenture, dated as of November 2, 2006, among TWE, TW NY, TWC and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 99.1 to Time Warner’s current report on Form 8-K dated and filed November 2, 2006 (File No. 001-15062))

4.41*	Twelfth Supplemental Indenture to the TWCE Indenture, dated as of September 30, 2012, among Time Warner Cable Enterprises LLC (“TWCE”), TWC, TW NY, Time Warner Cable Internet Holdings II LLC (“TWC Internet Holdings II”) and The Bank of New York Mellon, as trustee, supplementing the Indenture dated April 30, 1992, as amended (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated September 30, 2012 and filed with the SEC on October 1, 2012 (File No. 1-33335) (the “TWC September 30, 2012 Form 8-K”))

4.42*	Thirteenth Supplemental Indenture to the TWCE Indenture, dated as of May 18, 2016, among TWCE, the guarantors party thereto and The Bank of New York Mellon (formerly known as the Bank of New York), as Trustee (incorporated herein by reference to Exhibit 4.4 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.43*	Indenture, dated as of April 9, 2007 (the “TWC Indenture”), among TWC, TW NY, TWE and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated April 4, 2007 and filed with the SEC on April 9, 2007 (File No. 001-33335) (the “TWC April 4, 2007 Form 8-K”))

4.44*	First Supplemental Indenture to the TWC Indenture, dated as of April 9, 2007, among TWC, TW NY, TWE and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.2 to the TWC April 4, 2007 Form 8-K)

4.45*	Second Supplemental Indenture to the TWC Indenture, dated as of September 30, 2012, among TWC, TW NY, TWCE, TWC Internet Holdings II and The Bank of New York Mellon, as trustee, supplementing the Indenture dated April 9, 2007, as amended (incorporated herein by reference to Exhibit 4.1 to the TWC September 30, 2012 Form 8-K)

4.46*	Third Supplemental Indenture to the TWC Indenture, dated as of May 18, 2016, by and among TWC, TWC NewCo LLC and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.5 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.47*	Fourth Supplemental Indenture to the TWC Indenture, dated as of May 18, 2016, by and among TWC NewCo LLC, the guarantors party thereto and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated by reference to Exhibit 4.6 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.48*	Form of TWC 5.85% Exchange Notes due 2017 (included as Exhibit B to the First Supplemental Indenture incorporated herein by reference to Exhibit 4.2 to the TWC April 4, 2007 Form 8-K)

4.49*	Form of TWC 6.55% Exchange Debentures due 2037 (included as Exhibit C to the First Supplemental Indenture incorporated herein by reference to Exhibit 4.2 to the TWC April 4, 2007 Form 8-K)

4.50*	Form of TWC 6.75% Notes due 2018 (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated June 16, 2008 and filed with the SEC on June 19, 2008 (File No. 001-33335) (the “TWC June 16, 2008 Form 8-K”))

Exhibit	Description

4.51*	Form of TWC 7.30% Debentures due 2038 (incorporated herein by reference to Exhibit 4.3 to the TWC June 16, 2008 Form 8-K)

4.52*	Form of TWC 8.75% Notes due 2019 (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated November 13, 2008 and filed with the SEC on November 18, 2008) (File No. 001-33335)

4.53*	Form of TWC 8.25% Notes due 2019 (incorporated herein by reference to Exhibit 4.2 to TWC’s current report on Form 8-K dated March 23, 2009 and filed with the SEC on March 26, 2009 (File No. 001-33335))

4.54*	Form of TWC 6.75% Debentures due 2039 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated June 24, 2009 and filed with the SEC on June 29, 2009 (File No. 1-33335))

4.55*	Form of TWC 3.5% Notes due 2015 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated December 8, 2009 and filed with the SEC on December 11, 2009 (File No. 001-33335 (the “TWC December 8,2009 Form 8-K”))

4.56*	Form of TWC 5.0% Notes due 2020 (incorporated herein by reference to Exhibit 4.2 to the TWC December 8, 2009 Form 8-K)

4.57*	Form of TWC 4.125% Notes due 2021 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated November 9, 2010 and filed with the SEC on November 15, 2010 (File No. 001-33335) (the “TWC November 9, 2010 Form 8-K”))

4.58*	Form of TWC 5.875% Debentures due 2040 (incorporated herein by reference to Exhibit 4.2 to the TWC November 9, 2010 Form 8-K)

4.59*	Form of TWC 5.75% Note due 2031 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated and filed with the SEC on May 26, 2011 (File No. 001-33335))

4.60*	Form of TWC 4% Note due 2021 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated September 7, 2011 and filed with the SEC on September 12, 2011 (File No. 001-33335) (the “TWC September 7, 2011 Form 8-K”))

4.61*	Form of TWC 5.5% Debenture due 2041 (incorporated herein by reference to Exhibit 4.2 to the TWC September 7, 2011 Form 8-K)

4.62*	Form of TWC 4.5% Debenture due 2042 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated August 7, 2012 and filed with the SEC on August 10, 2012 (File No. 001-33335))

4.63*	Form of TWC 5.25% Note due 2042 (incorporated herein by reference to Exhibit 4.1 to TWC’s current report on Form 8-K dated and filed with the SEC on June 27, 2012 (File No. 001-33335))

5.1**	Legal Opinion of Kirkland & Ellis LLP

10.1*	Operating Agreement of Charter Communications Holdings, LLC (“Charter Holdings”), dated as of May 18, 2016, by and among Charter Holdings, Charter, A/N and the other party or parties thereto (incorporated herein by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.2*	Exchange Agreement, dated as of May 18, 2016, by and among Charter Holdings, Charter, A/N and the other party or parties thereto (incorporated herein by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.3*	Registration Rights Agreement, dated as of May 18, 2016, by and among Charter, A/N and Liberty Broadband Corporation (incorporated herein by reference to Exhibit 10.3 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

Exhibit	Description

10.4*	Tax Receivables Agreement, dated as of May 18, 2016, by and among Charter, A/N and the other party or parties thereto (incorporated herein by reference to Exhibit 10.4 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.5*	Amended and Restated Employment Agreement, dated as of May 17, 2016, between Charter and Thomas M. Rutledge (incorporated herein by reference to Exhibit 10.5 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.6*	Charter Amended and Restated 2009 Stock Incentive Plan, as amended through May 18, 2016 (incorporated herein by reference to Exhibit 10.6 to the current report on Form 8-K of Charter Communications, Inc. filed May 19, 2016)

10.7*	Incremental Activation Notice, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, CCO Holdings, LLC, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto (incorporated herein by reference to Exhibit 10.4 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.8*	Restatement Agreement dated as of May 18, 2016, by and among Charter Communications Operating, LLC, CCO Holdings, LLC, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto (incorporated herein by reference to Exhibit 10.5 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.9*	Collateral Agreement, dated as of May 18, 2016, by Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and the other grantors party thereto in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated herein by reference to Exhibit 10.6 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.10*	First Lien Intercreditor Agreement, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, the other grantors party thereto, Bank of America, N.A., as credit agreement collateral agent for the credit agreement secured parties, The Bank of New York Mellon Trust Company, N.A., as notes collateral agent for the indenture secured parties, and each additional agent from time to time party thereto (incorporated herein by reference to Exhibit 10.7 to the current report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016)

10.11*	Time Warner Cable Inc. 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.45 to TWC’s current report on Form 8-K dated February 13, 2007 and filed with the SEC on February 13, 2007)

10.12*	Time Warner Cable Inc. 2006 Stock Incentive Plan, as amended, effective March 12, 2009 (incorporated herein by reference to Exhibit 10.1 to TWC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009)

10.13*	Time Warner Cable Inc. 2011 Stock Incentive Plan (incorporated herein by reference to Annex A to TWC’s definitive Proxy Statement dated April 6, 2011 and filed with the SEC on April 6, 2011).

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Kirkland & Ellis, LLP (included with Exhibit 5.1)

23.2**	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of Charter Communications, Inc.

23.3**	Consent of Ernst & Young LLP (New York, NY) relating to the audit report on the financial statements of Time Warner Cable Inc.

23.4**	Consent of KPMG LLP (New York, NY) relating to the audit report on the financial statements of Bright House Networks, LLC

Exhibit	Description

24.1**	Powers of Attorney (included on the signature pages of this Form S-4 and incorporated by reference)

25.1**	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

99.1**	Form of Letter of Instruction

*	Incorporated by reference and not filed herewith.
**	Previously filed.